BRANDEN T. BURNINGHAM
                               ATTORNEY AT LAW
                       455 EAST 500 SOUTH, SUITE 205
                         SALT LAKE CITY, UTAH 84111

ADMITTED IN UTAH AND CALIFORNIA                      TELEPHONE: (801) 363-7411
                                                     FACSIMILE: (801) 355-7126

February 24, 2006


PCS Edventures!.com, Inc.
345 Bobwhite Court, Suite 200
Boise, Idaho 83706


Re: Opinion letter dated February 23, 2006, regarding shares of common stock of PCS Edventures!.com, Inc., an Idaho corporation (the "Company")


Ladies and Gentlemen:

     I hereby consent to being named in the Prospectus included in the Company's Registration Statement on Form SB-2 as having rendered the above-referenced opinion and as having represented the Company in connection with such Registration Statement.

                                       Sincerely yours,

                                       /s/ Branden T. Burningham

                                       Branden T. Burningham